EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-234732, 333-224645, 333-198409, 333-198407, 333-193021, 333-169222, 333-188499, and 333-130604) of Adtalem Global Education Inc. of our report dated August 10, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

August 10, 2023